Explanatory Note

Mansion Collection I LLC has prepared this Form 1-A/A solely for the purpose of filing Exhibit 11.1 and Exhibit 13.2.

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

1.1	Dalmore Agreement*
2.1	Certificate of Formation of Mansion Collection LLC, as amended*
2.2	Operating Agreement*
3.1	Baroness Series Designation*
4.1	Form of Subscription Agreement*
6.1	Form of Property Management Agreement between Mansion Life PM and Baroness*
6.2	Agreement to Purchase and Sale Real Estate between Mansion Collection Charlotte LLC and Baroness*
8.1	Escrow Agreement*
11.1	Auditor’s Consent
12.1	Opinion of CrowdCheck Law, LLP*
13.1	Testing the waters materials*
13.2	Testing the waters materials: September 2023

*Previously filed.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of North Carolina, on September 22, 2023.

Mansion Collection I LLC

a Delaware limited liability company

By	Mansion Group Inc., a Delaware corporation Its: Managing Member

	By:	/s/ John Sutton
	Name:	John Sutton
	Title:	Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Mansion Collection I LLC

a Delaware limited liability company

By	Mansion Group Inc., a Delaware corporation Its: Managing Member

	By:	/s/ John Sutton
	Name:	John Sutton
	Title:	Chief Executive Officer, Principal Executive Officer, Chief Financial Officer and Principal Accounting Officer of Mansion Group Inc.
	Date:	September 22, 2023